UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2014

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 7, 2014, Avanir Pharmaceuticals, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to the Sales Agreement dated August 8, 2012 as amended July 5, 2013 and as subsequently amended on December 10, 2013 (the “Sales Agreement”) with Cowen and Company, LLC relating to the sale of an additional $50,000,000 of shares of the Company’s common stock, $0.0001 par value per share.

A copy of the Sales Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-183153) filed on August 8, 2012. A copy of the first amendment was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-189831) filed on July 5, 2013. A copy of the second amendment was filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 10, 2013. A copy of the Third Amendment is filed herewith as Exhibit 1.1. A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the shares to be sold pursuant to the Sales Agreement, as amended by the Third Amendment, is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Third Amendment to Sales Agreement, dated May 7, 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

1.1	Third Amendment to Sales Agreement, dated May 7, 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP